                                              REGISTRATION STATEMENT NO.
                                                                        ------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            OXFORD HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                           06-1118515
(State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                             800 CONNECTICUT AVENUE
                           NORWALK, CONNECTICUT 06854
                    (Address of Principal Executive Offices)
          ------------------------------------------------------------

                   OXFORD HEALTH PLANS, INC. 1997 INDEPENDENT
                          CONTRACTOR STOCK OPTION PLAN
                            (Full Title of the Plan)
          ------------------------------------------------------------

                              JEFFERY H. BOYD, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            OXFORD HEALTH PLANS, INC.
                             800 CONNECTICUT AVENUE
                           NORWALK, CONNECTICUT 06854
                     (Name and address of Agent for Service)
                                 (203) 852-1442
          (Telephone Number, Including Area Code, of Agent for Service)

===============================================================================

                         CALCULATION OF REGISTRATION FEE

===============================================================================

                                              Proposed Maximum      Proposed Maximum         Amount of
 Title of Securities      Amount to be         Offering Price          Aggregate         Registration Fee
        to be            Registered (1)          Per Share           Offering Price
        Registered
 -------------------     -------------        ----------------      ---------------      ----------------
  Common Stock, par
value $.01 per share     100,000 shares          $76.07(2)          $7,607,000.00(2)         $2,306.00


(1) Plus, in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under Oxford Health Plans, Inc. 1997 Independent Contractor Stock Option Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the high and low prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on September 10, 1997.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed by Oxford Health Plans, Inc. (the "Company") with the Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 0-19442);

         2. The Company's Current Report on Form 8-K dated February 18, 1997 (Commission File No. 0-19442);

         3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (Commission File No. 0-19442);

         4. The Company's Current Report on Form 8-K dated April 8, 1997 (Commission File No. 0-19442);

         5. The Company's Current Report on Form 8-K dated May 6, 1997 (Commission File No. 0-19442);

         6. The Company's Current Report on Form 8-K dated July 31, 1997 (Commission File No. 0-19442);

         7. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 (Commission File No. 0-19442);

         8. The Company's Current Report on Form 8-K dated August 5, 1997 (Commission File No. 0-19442); and

         9. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated August 1, 1991, filed pursuant to Section 12 of the Exchange Act (Commission File No. 0-19442).

         Each document filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Registration Statement or be a part from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of director and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

         Article Eighth of the Second Amended and Restated Certificate of Incorporation, as amended, of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Article Ninth of the Second Amendment and Restated Certification of Incorporation, as amended, of the Company provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 6.4 of the Amended and Restated By-laws of the Company states:

         Section 6.4. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, including any action instituted by or on behalf of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. To the extent permitted by Delaware law, the Board may cause the Corporation to indemnify and reimburse other employees of the Corporation as it deems appropriate. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation, which imposes duties on, or involves services by, such director or officer with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonable believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

         Section 145 of the Delaware General Corporation Law permits the indemnification provided for by the above by-law provision. The statute further permits the Company to insure itself for such indemnification.

         The Company maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and for the Company with respect to any payments which it becomes obligated to make to such persons under the foregoing by-law and statutory provisions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.       Form of Stock Certificate (incorporated by reference to
                  Exhibit 4 to the Company's Registration Statement on Form S-1 (Registration No. 33-40539)).

         5. Opinion of Robinson & Cole LLP regarding legality (filed herewith).

         23(a).   Consent of KPMG Peat Marwick LLP (filed herewith).

         23(b).   Consent of Robinson & Cole LLP (contained in Exhibit 5).

         24.      Power of Attorney (filed herewith as part of the Signature
                  Page).

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offerring price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by way means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 15th day of September 1997.

                                         OXFORD HEALTH PLANS,  INC.


                                         By: /s/ WILLIAM M. SULLIVAN
                                             ---------------------------------
                                                 William M. Sullivan
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Sullivan and Jeffery H. Boyd his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 15, 1997 in the capacities indicated.


Signature                                                     Title
---------                                                     -----

/s/  William M. Sullivan                              Principal Executive Officer
-------------------------------
William M. Sullivan

/s/  Andrew B. Cassidy                               Principal Financial Officer
---------------------------------
Andrew B. Cassidy

/s/  Brendan R. Shanahan                             Principal Accounting Officer
---------------------------------
Brendan R. Shanahan

/s/ Stephen F. Wiggins                               Director
---------------------------------
Stephen F. Wiggins


/s/  Robert B. Milligan, Jr.                         Director
---------------------------------
Robert B. Milligan, Jr.

/s/  Fred F. Nazem                                   Director
---------------------------------
Fred F. Nazem

/s/  Marcia J. Radosevich, Ph.D.                     Director
---------------------------------
Marcia J. Radosevich, Ph.D.

/s/  Benjamin H. Safirstein, M.D.                    Director
---------------------------------
Benjamin H. Safirstein, M.D.

/s/  Thomas A. Scully                                Director
---------------------------------
Thomas A. Scully

/s/  James B. Adamson                                Director
---------------------------------
James B. Adamson